EXHIBIT 99.1

Hatteras Financial Corp. Announces Fourth Quarter and Full Year 2015 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)—February 16, 2016--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Comprehensive income of $0.08 per weighted-average common share
•	Core earnings of $0.45 per weighted-average common share
•	Dividend of $0.45 per common share
•	Quarter end book value of $19.38 per common share
•	GAAP leverage of 6.3 to 1 at period end
•	Effective leverage of 7.6 to 1 at period end
•	Weighted-average constant prepayment rate (“CPR”) of 17.2 for the quarter
•	Repurchased 1,069,400 common shares at a weighted average price of $13.53 per share

Full Year 2015 Highlights

•	Comprehensive loss of $0.80 per weighted-average common share
•	Core earnings of $1.95 per weighted-average common share
•	Dividend of $1.90 per common share
•	Closed on the Pingora acquisition August 31
•	Executed the Company’s first whole loan securitization
•	Purchased $259 million of mortgage servicing rights (“MSR”)

Fourth Quarter 2015 Results

For the quarter ended December 31, 2015, the Company had comprehensive income (loss) available to common shareholders of $7.4 million, or $0.08 per weighted-average common share, as compared to $(84.9) million, or $(0.88) per weighted-average common share, for the quarter ended September 30, 2015.  The change in comprehensive income available to common shareholders was largely due to the volatility in the interest rate markets in the third quarter, when the value of the Company’s hedges changed disproportionately to the increase in the Company’s investments.  For the quarter ended December 31, 2015, the Company had core earnings of $0.45 per weighted-average common share, unchanged from $0.45 per weighted-average common share during the quarter ended September 30, 2015.  Due to the continued diversification of the Company’s investments, the composition of core earnings reflected a smaller mortgage-backed securities (“MBS”) portfolio and a larger MSR position.  The Company purchased $88 million of MSR on conforming loans during the quarter from Pingora’s flow purchase partners.

“While 2015 was a challenging year, the introduction of mortgage servicing rights and mortgage credit to our portfolio will enhance our ability to manage risk more comprehensively and to position the business going forward,”  said Michael R. Hough, the Company’s Chairman and Chief Executive Officer.  “Combined with share repurchases, we expect these new revenue sources to diversify our portfolio, lessen our exposure to interest rate and basis risk and create long-term shareholder value.”

Net interest margin for the quarter ended December 31, 2015 was $56.1 million, compared to $51.7 million for the quarter ended September 30, 2015.  The Company’s net interest spread increased to 1.42% for the fourth quarter of 2015 compared to 1.19% for the third quarter, driven by higher portfolio yield.  The yield on the Company’s interest-earning portfolio increased to 1.97% in the fourth quarter compared to 1.77% in the third quarter from owning higher coupon assets combined with a decrease in premium amortization as prepayments slowed.  Average interest-earning portfolio yield including to-be-announced (“TBA”) dollar roll income was 2.00% in the current quarter, up from 1.86% in the third quarter.  Effective net interest margin, which includes certain adjustments related to derivatives as well as TBA dollar roll income as detailed later in this release, was $49.0 million for the fourth quarter of 2015 as compared to $54.2 million for the third quarter due to a decline in the average size of the Company’s portfolio.  Effective interest rate spread was 0.82% for the quarter ended December 31, 2015, up from 0.80% for the previous quarter.

The Company’s average financing rate was 0.47% in the fourth quarter of 2015, compared to 0.43% in the third quarter.  The Company’s effective cost of funds, which includes certain adjustments related to derivatives, was 1.18% for the fourth quarter as compared to 1.06% for the third quarter.  Total expenses excluding Pingora’s servicing expenses and reduced by expense recoveries from third parties were $14.4 million for the fourth quarter as compared to $10.3 million in the third quarter.  This increase was largely due to inclusion of a full quarter of Pingora’s operating expenses as compared to only one month of such expenses in the third quarter, and due to $1.5 million of deal costs related to the non-agency securitization completed in the fourth quarter.  The annualized operating expense ratio was 2.60% of average shareholders’ equity for the quarter ended December 31, 2015 as compared to 1.78% for the quarter ended September 30, 2015.   The following table breaks out fourth quarter expenses by asset class, on the basis just described:

	Three Months Ended
	December 31, 2015		September 30, 2015
	Amount	% of Avg Equity	Amount	% of Avg Equity
Agency	$8,232	1.49%	$8,181	1.42%
Non-Agency	2,987	0.54%	842	0.14%
MSR	3,187	0.57%	1,272	0.22%
Total	$14,406	2.60%	$10,295	1.78%

Dividend

The Company declared a dividend of $0.45 per common share with respect to the quarter ended December 31, 2015, unchanged from the previous quarter ended September 30, 2015.  Based on the closing share price of $13.15 on December 31, 2015, the fourth quarter dividend equates to an annualized yield of 13.7%.

Portfolio

The Company’s weighted-average earning assets, consisting of residential mortgage assets, primarily MBS issued by Fannie Mae and Freddie Mac, were $18.1 billion for the quarter ended December 31, 2015 compared to $19.9 billion for the quarter ended September 30, 2015.  The fair values of the Company’s earning assets as of December 31, 2015 and September 30, 2015 are summarized below.

(Dollars in thousands)	December 31, 2015			September 30, 2015
	% of Earning Assets	Market Value	Wtd. Avg. Coupon	% of Earning Assets	Market Value	Wtd. Avg. Coupon
ARM securities	75.7%	$13,414,307	2.67%	76.7%	$14,298,014	2.66%
Fixed securities	5.6%	997,310	3.50%	6.3%	1,174,566	3.39%
15-year dollar roll TBA securities	15.3%	2,704,376	2.74%	14.7%	2,735,012	2.74%
Mortgage loans held for investment	1.9%	343,765	3.48%	1.4%	265,281	3.41%
Interest-earning portfolio	98.5%	17,459,758	2.74%	99.1%	18,472,873	2.73%
Mortgage servicing rights	1.5%	269,926	n/a	0.9%	170,447	n/a
Earning assets	100.0%	$17,729,684		100.0%	$18,643,320

During the fourth quarter of 2015, the expense of amortizing the premium on the Company’s securities was $24.9 million, compared to $33.5 million during the third quarter.  The weighted-average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annualized basis) on the Company’s securities during the fourth quarter of 2015 was 23.4%, compared to 29.0% during the third quarter.  The Company’s weighted-average one-month CPR on securities for the quarter ended December 31, 2015 was 17.2, down from 21.1 for the quarter ended September 30, 2015.  CPR measures the unscheduled repayment rate as a percentage of principal on an annualized basis.

At December 31, 2015, the Company owned 15-year TBA securities financed in the dollar roll market with a fair value of approximately $2.7 billion, as shown in the table above.  The Company accounts for TBA securities as derivative instruments and recognizes dollar roll gains and losses in other income (loss) in the Company's financial statements. As of December 31, 2015, the Company's net TBA securities had a cost basis of approximately $2.7 billion and a net carrying value of $(32.4) million reported in derivative liabilities at fair value on the Company's balance sheet.  The Company uses dollar rolls as alternative financing for its 15-year fixed-rate positions.

The Company earned interest of $2.2 million for the quarter ended December 31, 2015 from prime jumbo ARM loans held for investment, on an average unpaid principal balance of $309.1 million.  For the third quarter of 2015, the Company earned $1.8 million of interest from prime jumbo ARM loans, on an average unpaid principal balance of $212.8 million.  The Company owned $343.8 million of these loans at December 31, 2015, up from $265.3 million owned as of September 30, 2015.  The loans had an average size of $762,000, a weighted-average interest rate of 3.42% and a weighted-average loan-to-value of 70% (at origination) as of December 31, 2015.

The Company began investing in MSR through Pingora in July 2015.  For the three months ended December 31, 2015, the Company earned gross servicing fee income of $15.5 million on an average MSR balance of $199.6 million as compared to $4.6 million of gross servicing fee income in the third quarter on an average MSR balance of $62.5 million.  All of the Company’s MSR investments pertain to agency MBS, spanning all three government owned or sponsored enterprises.

Portfolio Financing and Leverage

At December 31, 2015, the Company financed its portfolio with approximately $13.6 billion of borrowings, primarily under repurchase agreements.  The Company’s debt-to-shareholders’ equity ratio at December 31, 2015, was 6.3 to 1 compared to 6.5 to 1 at September 30, 2015.  The Company’s effective leverage, which includes the effects of TBA dollar roll financing, was 7.6 to 1 at December 31, 2015, down from 7.8 to 1 as of September 30, 2015.  Weighted-average effective leverage in the fourth quarter of 2015 was 7.5 to 1, down from 8.0 to 1 for the third quarter of 2015.  At December 31, 2015, the Company’s repurchase agreements had a weighted-average remaining term of approximately 28 days.

The Company uses interest rate swap agreements and Eurodollar futures contracts to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio.  From time to time, the Company also enters into swaptions (option agreements to enter swaps at future dates) as part of its hedging strategy.  See Tables 8 through 10 for detailed information regarding these positions as of December 31, 2015.

Book Value

The Company’s book value (shareholders’ equity less preferred stock liquidation preference) per share on December 31, 2015 was $19.38, decreasing from $19.69 on September 30, 2015 primarily resulting from a modest decrease in asset prices.  On a per share basis, book value at December 31, 2015 consisted of $25.36 of common equity, $(7.01) of retained losses, $1.02 of unrealized gains on agency securities including TBA securities, and $0.01 of unrealized losses on interest rate swaps.  This last item relates to the unamortized balance of the Company’s interest rate swaps remaining from when the Company accounted for these derivatives as cash flow hedges and does not include changes related to other derivatives, which flow through earnings.

Common Share Repurchases

During the three months ended December 31, 2015, the Company repurchased 1,069,400 shares of its common stock in the open market under its previously-announced Stock Repurchase Program.  These shares were purchased at a weighted-average price, after commissions and fees, of $13.53.  For the year ended December 31, 2015 the Company repurchased 1,443,283 common shares at a weighted-average price of $14.38 per share after fees and commissions.   Subsequent to December 31, 2015, the Company repurchased an additional 1,273,625 common shares at a weighted-average price of $11.60 per share after fees and commissions.

Full Year 2015 Results

The Company had comprehensive loss of $77.4 million or $0.80 per weighted-average common share for the year ended December 31, 2015, compared to a comprehensive income of $248.3 million or $2.57 per weighted-average common share for the year ended December 31, 2014.  The decline was primarily driven by the unfavorable swing in fair value adjustments on the Company’s MBS portfolio, which are presented in other comprehensive income.  The Company had net income of $29.7 million or $0.31 per weighted-average common share for the year ended December 31, 2015, compared to net $34.4 million or $0.36 per weighted-average common share for the year ended December 31, 2014.

Core earnings were $1.95 for 2015, down from $2.37 for 2014, both on a weighted-average common share basis.  The decrease was driven by a lower yields on the Company’s average interest-earning portfolio, which was 1.91% during 2015 as compared to 2.09% during 2014, along with lower earnings from TBA securities financed in the dollar roll markets.  The most significant factor to the decline in portfolio yield was higher premium amortization due to higher prepayment levels.  The average MBS portfolio repayment rate was 24.98% for the year ended December 31, 2015 as compared to 20.93% for the year ended December 31, 2014.

For the year, the Company distributed $1.90 per common share for 2015.  Book value per common share at December 31, 2015 was $19.38 compared to $22.05 at December 31, 2014 a decrease of 12.1%.

Conference Call

The Company will host a conference call at 10:00 a.m. ET on Wednesday, February 17, 2016, to discuss financial results for the quarter ended December 31, 2015.  A slide presentation will accompany the call and will be available prior to the call here or by going to the Company’s website at www.hatfin.com and selecting “presentations” from the “news and presentations” tab.  Select the Q4 2015 Earnings Presentation link to download and/or print the presentation in advance of the call.  To participate in the event by telephone, please dial (877) 507-4471 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial”

conference call.  International callers should dial (412) 317-6040. Canada callers should dial (855) 669-9657.  A digital replay of the call will be available on Wednesday, February 17, 2016 at approximately 12:00 noon ET through Thursday, February 25, 2016 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10080542.  International callers should dial (412) 317-0088 and enter the same conference ID number.  Canada callers should dial (855) 669-9658. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com.  To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.  An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in residential mortgage real estate assets. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC.  Hatteras is a component of the Russell 2000® and 3000® indexes.

Non-GAAP Measures

In addition to the Company’s results presented in accordance with GAAP, this press release includes certain non-GAAP financial information.  Management’s decision to present these supplemental non-GAAP measures arose largely from three developments during 2013: 1) the Company’s cessation of hedge accounting for its interest rates swaps effective September 30, 2013, 2) increased use of Eurodollar futures contracts as interest rate hedges, and 3) the Company’s use of TBA dollar rolls, which generate non-traditional investment income and embody off-balance sheet financing.  These changes, along with the Company’s election of the fair value option with respect to accounting for mortgage loans and MSR, result in the recognition of material fair value adjustments in net income, as well as line item classifications that make it difficult to clearly explain the economics of the Company’s results and strategies without supplemental disclosures.  The non-GAAP measures the Company employs include effective interest expense, effective net interest margin, amortization on MSR, core earnings, and certain financial metrics derived from non-GAAP information, such as effective cost of funds and effective leverage.  Effective interest expense and effective net interest margin each represent their respective GAAP measure adjusted for certain derivatives impacts as well as TBA dollar roll income.  Amortization on MSR represents the portion of the change in MSR fair value that is attributable to the realization of cash flows, and is a non-GAAP measure because the Company accounts for MSR under the fair value option.  Core earnings is effective net interest margin plus MSR income net of amortization, management fee income and gain from mortgage loans held for sale, less adjusted operating expenses and dividends on preferred stock.  For purposes of core earnings, operating expenses are adjusted to exclude transaction expenses, amortization of intangibles stemming from business combinations, and the change in the Company’s representations and warranties reserve.  Reconciliations of these non-GAAP measures to their nearest directly comparable measure calculated in accordance with GAAP are included below.

The Company uses these measures internally to assess its results and financial condition.  Therefore, the Company believes that providing these measures gives users of financial information additional clarity regarding its performance and financial condition, and better enables them to see “through the eyes of management.”

These measures involve differences from results computed in accordance with GAAP, and should be considered supplementary to, and not as a substitute for, the Company’s results computed in accordance with GAAP.  Further, the Company’s definition of these non-GAAP measures may not be comparable to other similarly-titled measures of other companies.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," ”will,” "expect," "intend," "anticipate," "estimate," ”should,” "project" or similar expressions.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements.  Forward-looking statements in this press release include, among others, statements about economic conditions, interest rates, the Company’s risk strategies and exposures, the Company’s investments in MBS, MSR and prime jumbo ARMs, and share repurchases under the Company’s Stock Repurchase Program.  Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Accordingly, there is no assurance that the Company's expectations will be realized.  Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.

Consolidated Balance Sheets

(Dollars in thousands, except share related amounts)

	December 31, 2015	December 31, 2014
Assets
Mortgage-backed securities, at fair value
(including pledged assets of $13,932,415 and $16,538,214, respectively)	$14,302,230	$17,587,010
Agency CRT securities, at fair value	109,387	-
Mortgage loans held for investment, at fair value
(including pledged assets of $27,835 and $0, respectively)	116,857	31,460
Mortgage loans held for investment in securitization trusts, at fair value	226,908	-
Mortgage loans held for sale, at fair value
(including pledged assets of $9,572 and $0, respectively)	17,542	-
Mortgage servicing rights, at fair value	269,926	-
Cash and cash equivalents (including pledged cash of $493,021 and $323,791, respectively)	816,715	627,595
Unsettled purchased mortgage-backed securities, at fair value	12,582	24,792
Receivable for securities sold	-	5,197
Accrued interest receivable	45,008	54,274
Principal payments receivable	108,201	111,439
Other investments	51,930	41,252
Derivative assets, at fair value	2,914	27,151
Other assets	57,326	6,630
Total assets (1)	$16,137,526	$18,516,800

Liabilities and shareholders’ equity
Borrowings:
Repurchase agreements	$13,443,883	$15,759,831
Warehouse lines of credit	60,096	-
Federal Home Loan Bank advances	14,132	-
Collateralized borrowings in securitization trusts, at fair value	57,611	-
Total borrowings	13,575,722	15,759,831
Payable for unsettled securities	12,582	24,750
Accrued interest payable	4,938	6,968
Derivative liabilities, at fair value	325,233	244,591
Dividends payable	47,824	53,014
Other liabilities	27,870	6,850
Total liabilities (1)	13,994,169	16,096,004

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000 shares authorized, 11,500,000 shares issued and outstanding, respectively ($287,500 aggregate liquidation preference)	278,252	278,252
Common stock, $.001 par value, 200,000,000 shares authorized, 95,773,767 and 96,771,158 shares issued and outstanding, respectively	96	97
Additional paid-in capital	2,438,223	2,454,718
Accumulated deficit	(671,872)	(518,036)
Accumulated other comprehensive income	98,658	205,765
Total shareholders’ equity	2,143,357	2,420,796
Total liabilities and shareholders’ equity	$16,137,526	$18,516,800

(1)

The consolidated balance sheet as of December 31, 2015 includes $227,444 of assets of a consolidated collateralized financing entity (CFE) that can only be used to settle obligations of the CFE as well as liabilities of $58,228 of the CFE for which creditors do not have recourse to Hatteras Financial Corp.

Table 2

Hatteras Financial Corp.

Consolidated Statements of Income

(Dollars in thousands, except share related amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014
Interest income:
Securities	$72,211	$87,702	$305,717	$354,436
Mortgage loans	2,168	35	5,509	35
Mortgage loans in securitization trusts	446	-	446	-
Short-term cash investments	433	324	1,367	1,283
Total interest income	75,258	88,061	313,039	355,754

Interest expense:
Repurchase agreements	18,724	26,966	90,744	132,495
Warehouse lines	305	-	597	-
Collateralized borrowings in securitization trusts	97	-	97	-
Total interest expense	19,126	26,966	91,438	132,495

Net interest margin	56,132	61,095	221,601	223,259

Other income (loss):
Servicing income	15,549	-	20,111	-
Management fee income	1,503	-	2,027	-
Net realized gain on sale of securities	15,371	2,107	32,731	5,196
Net gain (loss) on mortgage loans	(1,950)	8	(1,034)	8
Net gain on mortgage servicing rights	11,250	-	10,711	-
Net gain (loss) on derivative instruments	64,085	(79,988)	(188,416)	(141,433)
Net miscellaneous gains and losses	1,686	-	774	-
Total other income (loss)	107,494	(77,873)	(123,096)	(136,229)

Expenses:
Management fee	4,020	4,112	16,235	16,532
Share-based compensation	1,211	1,020	4,256	3,612
Servicing expenses	2,268	-	3,022	-
General and administrative	9,163	3,941	21,899	10,525
Securitization deal costs	1,473	-	1,473	-
Total expenses	18,135	9,073	46,885	30,669

Net income (loss)	145,491	(25,851)	51,620	56,361
Dividends on preferred stock	5,481	5,481	21,922	21,922
Net income (loss) available to common shareholders	$140,010	$(31,332)	$29,698	$34,439

Earnings (loss) per share - common stock, basic	$1.45	$(0.32)	$0.31	$0.36
Earnings (loss) per share - common stock, diluted	$1.45	$(0.32)	$0.31	$0.36

Dividends per share of common stock	$0.45	$0.50	$1.90	$2.00

Weighted average common shares outstanding, basic	96,546,219	96,728,821	96,665,489	96,603,634
Weighted average common shares outstanding, diluted	96,546,219	96,728,821	96,665,489	96,603,634

Table 3

Hatteras Financial Corp.

Consolidated Statements of Comprehensive Income

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014

Net income (loss)	$145,491	$(25,851)	$51,620	$56,361

Other comprehensive income (loss):

Net unrealized gains (losses) on securities
available for sale	(133,259)	39,034	(133,867)	122,824
Net unrealized gains on derivative instruments	621	15,967	26,760	90,993
Other comprehensive income (loss)	(132,638)	55,001	(107,107)	213,817

Comprehensive income (loss)	12,853	29,150	(55,487)	270,178

Dividends on preferred stock	5,481	5,481	21,922	21,922

Comprehensive income (loss) available to
common shareholders	$7,372	$23,669	$(77,409)	$248,256

Table 4

Key Statistics (1)
(Amounts are unaudited and subject to change)

(in thousands, except per share amounts)	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Statement of Income Data
Total interest income	$75,258	$72,988	$77,676	$87,117	$88,061
Total interest expense	(19,126)	(21,248)	(23,750)	(27,314)	(26,966)
Net interest margin	56,132	51,740	53,926	59,803	61,095

Other income (loss):
Servicing income	15,549	4,562	-	-	-
Management fee income	1,503	524	-	-	-
Net realized gain (loss) on sale of securities	15,371	1,216	(309)	16,453	2,107
Net gain (loss) on mortgage loans, MSRs and other	10,986	(90)	(689)	244	8
Net gain (loss) on derivative instruments	64,085	(130,301)	(19,415)	(102,785)	(79,988)
Total other income (loss)	107,494	(124,089)	(20,413)	(86,088)	(77,873)

Expenses:
Servicing expenses	(2,268)	(754)	-	-	-
Securitization deal costs	(1,473)	-	-	-	-
Operating expenses	(14,394)	(10,789)	(8,957)	(8,250)	(9,073)
Total expenses	(18,135)	(11,543)	(8,957)	(8,250)	(9,073)

Net income (loss)	145,491	(83,892)	24,556	(34,535)	(25,851)
Dividends on preferred stock	(5,481)	(5,480)	(5,480)	(5,481)	(5,481)
Net income (loss) available to common shareholders	$140,010	$(89,372)	$19,076	$(40,016)	$(31,332)

Comprehensive income (loss) available to common shareholders	$7,372	$(84,885)	$(48,593)	$48,697	$23,669

Earnings (loss) per share, basic and diluted	$1.45	$(0.93)	$0.20	$(0.41)	$(0.32)

Comprehensive income (loss) available to common shareholders per share, basic and diluted	$0.08	$(0.88)	$(0.50)	$0.50	$0.24

Weighted average shares outstanding	96,546	96,546	96,791	96,783	96,729

Dividends per common share	$0.45	$0.45	$0.50	$0.50	$0.50

Key Statistics (2)
Average interest-earning portfolio	$15,179,666	$16,046,149	$16,557,559	$17,049,114	$16,895,051
Average borrowings	$13,951,183	$14,807,631	$15,071,081	$15,482,427	$15,235,739
Average equity	$2,216,402	$2,308,993	$2,429,515	$2,442,640	$2,442,086
Average interest-earning portfolio yield	1.97%	1.77%	1.84%	2.03%	2.08%
Average cost of funds	0.55%	0.58%	0.63%	0.71%	0.77%
Interest rate spread	1.42%	1.19%	1.21%	1.32%	1.31%
TBA dollar roll income	$14,829	$20,512	$24,901	$23,155	$23,195
Average TBA dollar roll position	$2,732,180	$3,559,674	$4,307,588	$4,027,774	$3,687,748
Average interest-earning yield, including TBA dollar roll income (3)	2.00%	1.86%	1.94%	2.08%	2.16%
Effective interest expense (4)	$41,040	$39,314	$40,762	$42,792	$39,547
Effective cost of funds (4)	1.18%	1.06%	1.08%	1.11%	1.04%
Effective net interest margin (5)	$49,048	$54,186	$61,815	$67,480	$71,709
Effective interest rate spread (6)	0.82%	0.80%	0.86%	0.97%	1.12%
Core earnings (7)	$43,216	$43,242	$48,294	$53,749	$57,155
Core earnings per share, basic and diluted	$0.45	$0.45	$0.50	$0.56	$0.59
Constant prepayment rate (CPR) on securities	17.2	21.1	19.5	15.4	15.4
Average annual securities portfolio repayment rate	23.4%	29.0%	26.6%	21.0%	20.63%
Debt to equity (at period end)	6.3:1	6.5:1	6.4:1	6.2:1	6.5:1
Debt to paid-in-capital (at period end) (8)	5.0:1	5.2:1	5.5:1	5.5:1	5.8:1
Effective debt to equity (at period end) (9)	7.6:1	7.8:1	8.1:1	8.1:1	8.0:1

(1)

This table includes non-GAAP financial measures.  See the earlier section on non-GAAP Measures for important disclosures, as well as Tables 12 and 13 which contain reconciliations to the most comparable U.S. GAAP measures.

(2)	The averages presented herein are computed from the Company’s books and records, using daily weighted values. Percentages are annualized, as appropriate.
(3)

Average interest-earning portfolio yield, including TBA dollar roll income was calculated the same as average interest-earning portfolio yield other than to include TBA dollar roll income in the numerator and the Company’s average TBA dollar roll position in the denominator.

(4)

Effective interest expense includes certain interest rate swap adjustments and gains/losses on maturities of Eurodollar futures.  Effective cost of funds is effective interest expense for the period on an annualized basis divided by average debt for the period.  See Table 12.

(5)	Effective net interest margin includes certain interest rate swap adjustments, gains/losses on maturities of Eurodollar futures and TBA dollar roll income. See Table 13.
(6)	Effective interest rate spread is the difference between average interest-earning portfolio yield including TBA dollar roll income and effective cost of funds for the period.
(7)

Core earnings consists of effective interest margin plus MSR income net of amortization, management fee income and gain from mortgage loans held for sale, reduced by adjusted operating expenses and dividends on preferred stock for the period.  See Table 13.

(8)

The debt to paid-in capital ratio was calculated by dividing outstanding borrowings at period end by the sum of the par value of the Company’s common stock and additional paid-in capital at period end.

(9)

The effective debt to equity ratio was calculated the same as the debt to equity ratio other than to include the Company’s off-balance sheet TBA dollar roll liability at period end in the numerator.  The Company’s off-balance sheet TBA dollar roll liability was $2,730,705 as of December 31, 2015.

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 5

Securities Portfolio as of December 31, 2015

	Amortized Cost	Gross Unrealized Loss	Gross Unrealized Gain	Estimated Fair Value	% of Total
Agency MBS
Fannie Mae Certificates
ARMs	$7,392,021	$(14,465)	$102,247	$7,479,803	52.3%
Fixed-Rate	1,005,458	(8,148)	-	997,310	7.0%
Total Fannie Mae	8,397,479	(22,613)	102,247	8,477,113

Freddie Mac Certificates
ARMs	5,806,425	(22,551)	41,243	5,825,117	40.7%
Fixed-Rate	-	-	-	-	0.0%
Total Freddie Mac	5,806,425	(22,551)	41,243	5,825,117

Total Agency MBS	$14,203,904	$(45,164)	$143,490	$14,302,230	100.0%

Agency CRT Securities	$111,217	$(1,830)	$-	$109,387

Table 6

Securities Portfolio—Months to Reset as of December 31, 2015

ARMs

Months to Reset	% of ARM Portfolio	Current Face Value	Wtd. Avg. Coupon	Wtd. Avg. Amortized Purchase Price	Amortized Cost	Wtd. Avg. Market Price	Market Value
0-12	17.7%	$2,257,422	2.84%	$101.95	$2,301,436	$105.30	$2,377,014
13-24	10.9%	1,405,584	2.69%	$102.75	1,444,298	$104.41	1,467,597
25-36	12.6%	1,626,999	2.87%	$102.67	1,670,489	$104.03	1,692,591
37-48	35.8%	4,679,280	2.50%	$103.03	4,821,273	$102.70	4,805,462
49-60	10.0%	1,311,237	2.43%	$102.47	1,343,689	$102.10	1,338,716
61-72	7.6%	986,205	2.95%	$102.39	1,009,803	$102.96	1,015,398
73-84	5.1%	670,062	2.73%	$102.28	685,338	$102.11	684,191
109-120	0.3%	32,772	2.85%	$101.72	33,337	$101.73	33,338
Total ARMS	100.0%	$12,969,561	2.67%	$102.62	$13,309,663	$103.43	$13,414,307

Fixed

	Current Face Value	Wtd. Avg. Coupon	Wtd. Avg. Amortized Purchase Price	Amortized Cost	Wtd. Avg. Market Price	Market Value
Total Fixed-Rate	$965,972	3.50%	$104.09	$1,005,458	$103.24	$997,310

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 7

Repo Borrowings as of December 31, 2015

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$12,693,883	0.64%
30 days to 3 months	-	0.00%
3 months to 36 months	750,000	0.75%
	$13,443,883	0.65%

Table 8

Effective Dates of Eurodollar Futures Contracts and Swaps as of December 31, 2015

(Dollars in thousands) Effective Dates	Wtd -Avg. Futures Contract Notional	Wtd-Avg Futures Contracts Rate	Wtd.-Avg. Swap Notional	Wtd-Avg Swap Rate	Total	Wtd-Avg Rate
1Q 2016	9,689,000	1.41%	4,400,000	0.92%	14,089,000	1.26%
2Q 2016	9,447,000	1.68%	3,800,000	0.92%	13,247,000	1.46%
3Q 2016	8,528,000	1.91%	3,200,000	0.91%	11,728,000	1.63%
4Q 2016	8,390,000	2.15%	2,600,000	0.90%	10,990,000	1.86%
2017	7,613,250	2.73%	1,125,000	0.90%	8,738,250	2.49%
2018	5,903,500	3.27%	50,000	0.96%	5,953,500	3.25%
2019	2,317,250	3.33%	-	-	2,317,250	3.33%
2020	1,257,250	4.02%	-	-	1,257,250	4.02%
2021	292,000	3.98%	-	-	292,000	3.98%

Table 9

Swap Portfolio as of December 31, 2015

		Wtd. Avg.
		Remaining	Wtd. Avg.
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$2,400,000	6	0.92%
Over 12 months to 24 months	1,800,000	17	0.89%
Over 24 months to 36 months	400,000	26	0.96%

Total	$4,600,000	12	0.91%

Note: The Company has no forward starting swaps as of December 31, 2015.

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 10

Swaption Position as of December 31, 2015

(Dollars in thousands)	Options			Underlying Swaps
Swaptions	Original Cost	Fair Value	Wtd. Avg. Months to Expiration	Notional	Wtd. Avg. Fixed Pay Rate	Receive Rate	Wtd. Avg. Term (Years)
Fixed payer	$10,813	$727	6	$3,065,000	3.23%	3 month LIBOR	6

Table 11

Components of Net Gain (Loss) on Derivative Instruments

	Three Months Ended December 31		Twelve Months Ended December 31
	2015	2014	2015	2014
Interest rate swaps – net realized and unrealized gains	$17,465	$11,205	$24,851	$73,729
Interest rate swaptions – net realized and unrealized losses	(1,105)	(11,537)	(12,597)	(15,520)
Interest rate swaps – monthly net settlements	(8,914)	(25,674)	(55,064)	(113,919)
Futures Contracts – fair value adjustments	108,856	(106,934)	(82,864)	(176,916)
Futures Contracts – losses from maturities	(15,564)	-	(48,120)	-
Futures Contracts – other realized losses	(20,442)	(5,360)	(45,836)	(29,423)
Mortgage loan purchase commitments - fair value adjustments	(404)	(2)	11	(2)
TBA dollar roll income	14,829	23,195	83,397	92,008
TBA dollar rolls – net realized and unrealized gains (losses)	(30,636)	35,119	(52,194)	28,610
Net gain (loss) on derivative instruments	$64,085	$(79,988)	$(188,416)	$(141,433)

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 12

Reconciliation of GAAP Interest Expense to

Effective Interest Expense and Effective Cost of Funds

	Three Months Ended
	Dec. 31, 2015		Sept. 30, 2015		June 30, 2015		March 31, 2015		Dec. 31, 2014
	Amount	% (1)	Amount	% (1)	Amount	% (1)	Amount	% (1)	Amount	% (1)

Interest expense and cost of funds	$19,126	0.55%	$21,248	0.57%	$23,750	0.63%	$27,314	0.71%	$26,966	0.77%
Reclassification of deferred swap losses included in interest expense (after hedge de-designation)	(2,565)	-0.08%	(5,433)	-0.15%	(9,279)	-0.25%	(13,438)	-0.35%	(13,719)	-0.42%
Interest rate swaps – monthly net settlements (after hedge de-designation)	8,914	0.26%	9,510	0.26%	15,217	0.40%	21,423	0.56%	25,674	0.67%
Losses on maturing Futures Contracts	15,564	0.45%	13,989	0.38%	11,074	0.30%	7,493	0.19%	626	0.02%
Effective interest expense and effective cost of funds	$41,039	1.18%	$39,314	1.06%	$40,762	1.08%	$42,792	1.11%	$39,547	1.04%

Average borrowings	$13,951,183		$14,807,631		$15,071,081		$15,482,427		$15,235,739

(1) Dollar amount on an annualized basis as a percentage of average borrowings.

	Twelve Months Ended December 31
	2015		2014
	Amount	% (1)	Amount	% (1)
Interest expense and cost of funds	$91,438	0.62%	$132,495	0.87%
Reclassification of deferred swap losses included in interest expense (after hedge de-designation)	(30,715)	-0.20%	(81,132)	-0.53%
Interest rate swaps – monthly net settlements (after hedge de-designation)	55,064	0.37%	113,919	0.74%
Losses on maturing Futures Contracts	48,120	0.32%	1,033	0.01%
Effective interest expense and effective cost of funds	$163,907	1.11%	$166,315	1.09%

Average borrowings	$14,823,829		$15,291,888

(1) Dollar amount on an annualized basis as a percentage of average borrowings.

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 13

Reconciliation of GAAP Net Interest Margin to

Effective Net Interest Margin and Core Earnings

	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Net interest margin	$56,132	$51,740	$53,926	$59,803	$61,095
Reclassification of deferred swap losses included in interest expense (after hedge de-designation)	2,565	5,433	9,279	13,438	13,719
Interest rate swaps – monthly net settlements (after hedge de-designation)	(8,914)	(9,510)	(15,217)	(21,423)	(25,674)
Losses on maturing Futures Contracts	(15,564)	(13,989)	(11,074)	(7,493)	(626)
TBA dollar roll income	14,829	20,512	24,901	23,155	23,195
Effective net interest margin	49,048	54,186	61,815	67,480	71,709
Servicing income, net of amortization (1)	13,182	4,042	-	-	-
Management fee income	1,503	524	-	-	-
Net gain on mortgage loans held for sale (2)	323	229	-	-	-
Net operating revenue	64,056	58,981	61,815	67,480	71,709
Total expenses (3)	(15,359)	(10,259)	(8,041)	(8,250)	(9,073)
Dividends on preferred stock	(5,481)	(5,480)	(5,480)	(5,481)	(5,481)
Core earnings	$43,216	$43,242	$48,294	$53,749	$57,155

Core earnings per common share, basic and diluted	$0.45	$0.45	$0.50	$0.56	$0.59

(1)	Reduced by ($2,367) and ($520) of MSR fair value change that represents estimated amortization of the MSR asset for the three months ended December 31, 2015 and September 30, 2015.
(2)	Excludes gain (loss) on mortgage loans held for investment.
(3)

Excludes ($1,730) of transaction expenses related to the Company’s acquisition of Pingora and the Company’s whole loan securitization, ($568) of amortization of intangible assets, and ($478) of change in representation and warranty reserve on MSR for the three months ended December 31.  Excludes ($805) of transaction expenses related to the Company’s acquisition of Pingora, ($189) of amortization of intangible assets, and ($290) of change in representation and warranty reserve on MSR for the three months ended September 30, 2015.  Excludes transaction expenses of ($916) related to the Company’s acquisition of Pingora for the three months ended June 30, 2015.

Hatteras Financial Corp

(Amounts are unaudited and subject to change)

(Dollars in thousands)

Table 13

(continued)

Reconciliation of GAAP Net Interest Margin to

Effective Net Interest Margin and Core Earnings

	Twelve Months Ended December 31
	2015	2014
Net interest margin	$221,601	$223,259
Reclassification of deferred swap losses included in interest expense (after hedge de-designation)	30,715	81,132
Interest rate swaps – monthly net settlements (after hedge de-designation)	(55,064)	(113,919)
Losses on maturing Futures Contracts	(48,120)	(1,033)
TBA dollar roll income	83,397	92,008
Effective net interest margin	232,529	281,447
Servicing income, net of amortization (1)	17,224	-
Management fee income	2,027	-
Net gain on mortgage loans held for sale (2)	552	-
Net operating revenue	252,332	281,447
Total expenses (3)	(41,909)	(30,669)
Dividends on preferred stock	(21,922)	(21,922)
Core earnings	$188,501	$228,856

Core earnings per common share, basic and diluted	$1.95	$2.37

(1)	Reduced by ($2,887) of MSR fair value change that represents estimated amortization of the MSR asset for the twelve months ended December 31, 2015.
(2)	Excludes gain (loss) on mortgage loans held for investment.
(3)

Excludes ($3,451) of expenses related to the Company’s acquisition of Pingora and the Company’s whole loan securitization, ($757) of amortization of intangible assets, and ($768) of change in representation and warranty reserve on MSR for the twelve months ended December 31, 2015.

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
Compass Investor Relations
Mark Collinson, Partner, 714-222-5161
www.compass-ir.com